Rule 424(b)(3)
                                                Registration No. 33-57039

PRICING SUPPLEMENT NO. 15, Dated October 22, 1996
To Prospectus Dated January 27, 1995 and Prospectus
Supplement dated February 14, 1995

                                   WASHINGTON GAS LIGHT COMPANY
                                   MEDIUM-TERM NOTES, SERIES C
                             DUE ONE YEAR OR MORE FROM DATE OF ISSUE

Principal Amount:  $6,000,000     /x/ Fixed Rate Note   / / Floating Rate Note
                   ----------
Issue Price (as a percentage of  /x/ Book Entry Note  / / Certificated Note
  principal amount):    100%
                      --------

Original Issue Date:  October 23, 1996

Maturity Date:  October 23, 2026

/ / The Offered Notes cannot be redeemed prior to maturity.

/ / The Offered Notes may be redeemed prior to maturity.
See repayment provisions below under "Additional Terms"

Applicable Only to Fixed Rate Notes:

     Interest Rate:   6.63%
                     ------

     Interest Payment Dates:  March 15 and September 15

Applicable Only to Floating Rate Notes:

     Base Rate:                         Maximum Interest Rate:
     / / Commercial Paper Rate                                    ----------
     / / LIBOR                          Minimum Interest Rate:
     / / Treasury Rate                                            ----------
                                        Interest Reset Dates:
                                                                  ----------
                                        Interest Reset Period:
                                                                  ----------
                                        Interest Payment Dates:
                                                                  ----------
                                        Interest Payment Period:
                                                                  ----------
  Initial Interest Rate:
                            ----------
       Index Maturity:
                            ----------
  Spread (plus or minus):
                            ----------
      Spread Multiplier:
                            ----------

Additional Terms:

     THE OFFERED NOTES WILL MATURE AT 100% OF THE PRINCIPAL AMOUNT, ON
OCTOBER 23, 2026, OR, AT THE ELECTION OF THE HOLDER THEREOF, FOR REPAYMENT
ON OCTOBER 23, 2003. IF THE HOLDER DESIRES THAT ALL OR ANY PORTION OF THE OFFERED NOTES REGISTERED IN THE HOLDER'S NAME BE SUBJECT TO REPAYMENT ON OCTOBER 23, 2003, THE HOLDER OR THE HOLDER'S AUTHORIZED ATTORNEY MUST DELIVER TO THE TRUSTEE, AND THE TRUSTEE MUST RECEIVE, WRITTEN NOTICE NO EARLIER THAN AUGUST 22, 2003, AND NO LATER THAN SEPTEMBER 23, 2003, THAT SUCH HOLDER ELECTS THAT THE OFFERED NOTES SPECIFIED THEREIN BE REPAYED ON OCTOBER 23, 2003. THE NOTICE MUST EITHER BE DELIVERED OR SENT BY REGISTERED MAIL TO THE TRUSTEE
AND, ONCE GIVEN, SHALL BE IRREVOCABLE. AT THE PRESENT TIME, THE ADDRESS OF
THE TRUSTEE IS: THE BANK OF NEW YORK; 101 BARCLAY STREET-21W, NEW YORK, NEW YORK 10286, ATTENTION: CORPORATE TRUST ADMINISTRATION. TIME OF RECEIPT OF
SUCH NOTICE SHALL GOVERN AND NOTICE RECEIVED OTHER THAN WITHIN THE PERIOD SPECIFIED ABOVE SHALL BE INEFFECTIVE. NEITHER THE COMPANY NOR THE TRUSTEE
IS REQUIRED TO PROVIDE FURTHER NOTICE TO NOTEHOLDERS OF THE TIME AND METHOD FOR ELECTION OF REPAYMENT.